As filed with the Securities and Exchange Commission on August 7, 2014

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OncoGenex Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	95-4343413
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1522 217th Place SE, Suite 100, Bothell, Washington 98021

(Address of Principal Executive Offices) (Zip Code)

OncoGenex Pharmaceuticals, Inc.

2010 Performance Incentive Plan

(Full title of the plan)

Scott Cormack

Chief Executive Officer

OncoGenex Pharmaceuticals, Inc.

1522 217th Place SE, Suite 100

Bothell, Washington 98021

(Name and address of agent for service)

(425) 686-1500

(Telephone number, including area code, of agent for service)

Copies to:

Alan C. Smith

James D. Evans

Fenwick & West LLP

1191 2nd Avenue, 10th Floor

Seattle, Washington, 98101

(206) 389-4510

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, $0.001 par value per share	750,000(2)	$3.05(3)	$2,287,500(3)	$295(3)

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of the outstanding shares of the Registrant’s common stock.
(2)	Represents an additional 750,000 shares of common stock reserved for issuance under the Registrant’s 2010 Performance Incentive Plan.
(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Registrant’s common stock as reported by The NASDAQ Capital Market on August 1, 2014.

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, OncoGenex Pharmaceuticals, Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register an additional 750,000 shares of common stock under the Registrant’s 2010 Performance Incentive Plan. This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statements on Form S-8 filed with the Commission on August 13, 2010 (Registration No. 333-168820) and August 8, 2013 (Registration No. 333-190480).

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit Number	Exhibit

4.1	Second Amended and Restated Certificate of Incorporation of OncoGenex Pharmaceuticals, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 29, 2013)

4.2	Fifth Amended and Restated Bylaws of OncoGenex Pharmaceuticals, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on August 2, 2012)

5.1	Opinion of Fenwick & West LLP

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of Fenwick & West LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of this Form S-8)

99.1	OncoGenex Pharmaceuticals, Inc. 2010 Performance Incentive Plan (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A as filed with the Commission on April 24, 2014)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, on August 7, 2014.

ONCOGENEX PHARMACEUTICALS, INC.
By:	/s/ Scott Cormack
Scott Cormack
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Scott Cormack as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Scott Cormack Scott Cormack	Director, President and Chief Executive Officer (Principal Executive Officer and Principal Financial Officer)	August 7, 2014

/s/ Neil Clendeninn Neil Clendeninn	Director	August 7, 2014

/s/ Jack Goldstein Jack Goldstein	Director	August 7, 2014

/s/ Martin Mattingly Martin Mattingly	Director	August 7, 2014

/s/ Stewart Parker Stewart Parker	Director	August 7, 2014

/s/ David Smith David Smith	Director	August 7, 2014

EXHIBIT INDEX

Exhibit Number	Exhibit

4.1	Second Amended and Restated Certificate of Incorporation of OncoGenex Pharmaceuticals, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 29, 2013)

4.2	Fifth Amended and Restated Bylaws of OncoGenex Pharmaceuticals, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on August 2, 2012)

5.1	Opinion of Fenwick & West LLP

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of Fenwick & West LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of this Form S-8)

99.1	OncoGenex Pharmaceuticals, Inc. 2010 Performance Incentive Plan (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A as filed with the Commission on April 24, 2014)

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